PRICING SUPPLEMENT NO. 53                                         Rule 424(b)(3)
DATED: February 5, 1999                                       File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)


                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $102,300,000  Floating Rate Notes [_]   Book Entry Notes [x]
Original Issue Date: 2/10/99    Fixed Rate Notes [x]      Certificated Notes [_]
Maturity Date: 2/10/2000        CUSIP#: 073928 HA 4
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:

                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.170%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

---------------------------------

*     On August 10, 1999 and February 10, 2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\2041\SUP2099J.470